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                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Diamond Offshore Drilling, Inc. on Form S-3 of our report dated January 29, 1996 (February 13, 1996 as to Note 12), appearing in the Annual Report on Form 10-K of Diamond Offshore Drilling, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Houston, Texas

January 17, 1997


                              Exhibit 23.1 - 1